Exhibit 99.1

   Natus Medical Reports Record First Quarter Revenue and Earnings;
               Company Increases 2005 Earnings Guidance

    SAN CARLOS, Calif.--(BUSINESS WIRE)--May 5, 2005--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the three months ended March 31, 2005.
    Natus reported revenue of $9.7 million for the quarter ended March 31, 2005, an increase of $1.1 million or 13% from $8.6 million in the comparable quarter of the previous year. The Company reported net income of $910,000, or $0.05 per diluted share, for the first quarter of 2005, compared with a net loss of $447,000, or ($0.03) loss per share, for the comparable period in 2004.
    Gross margin improved to 60.1% for the three months ended March 31, 2005, compared with 56.2% for the first quarter of 2004. The gross margin for the 2005 period was favorably impacted by reductions in materials costs, as well as a reduction in manufacturing overhead as a percentage of revenue, as it is largely fixed. For the three months ended March 31, 2005, total operating expenses decreased by $290,000, or approximately 6%, to $5.0 million, compared with $5.2 million for the first quarter of 2004.
    As of March 31, 2005, the Company reported cash, cash equivalents and short-term investments of $37.8 million, representing an increase of approximately $2.1 million from the corresponding amount at December 31, 2004. Additionally, the Company reported stockholders' equity of $54.0 million and working capital of $42.2 million as of March 31, 2005.
    "We are extremely pleased with our results for the first quarter," said Jim Hawkins, President and Chief Executive Officer of Natus Medical. "We continue to benefit from the cost control measures we implemented during the middle of 2004. In addition, we have been able to grow our top line revenue while at the same time improving our margins."
    "The integration of Natus and Fischer-Zoth continues to go very well. This acquisition has had a very positive impact upon our results for the past two quarters, being immediately accretive to our bottom line. Our strategy continues to focus on internal growth coupled with strategic acquisitions that we expect to allow us to leverage our strong and established sales channels," Hawkins added.

    Financial Guidance

    Natus updated financial guidance for 2005. The Company expects to report earnings per diluted share of $0.28 to $0.31 on revenue of $41 to $43 million in 2005. This compares to a loss per share of $0.17 on revenue of $36.5 million reported for 2004. Natus had previously said it would earn $0.27 to $0.29 per diluted share in 2005 on the same revenue amounts.
    The Company also updated its guidance for the second quarter of 2005. For the three months ending June 30, 2005, the Company expects to report diluted earnings per share of $0.05 to $0.06, on revenue of $9.8 to $10.0 million. Natus had previously said it would earn $0.04 to $0.06 per diluted share on revenue of $9.7 to $10.0 million.
    In addition, Natus provided quarterly financial guidance for the second half of 2005. For the third quarter of 2005, the Company expects to report diluted earnings per share of $0.07 to $0.08, on revenue of $10.2 to $10.4 million. For the fourth quarter 2005, the Company expects to report diluted earnings per share of $0.11 to $0.12, on revenue of $11.3 to $12.9 million.
    The estimates of earnings per diluted share do not include the impact of expensing employee stock options. The SEC has delayed the effective date for adopting Financial Accounting Standards Board Statement No. 123R, "Share-Based Payment." The company will be required to begin expensing employee stock options in its first quarterly period in 2006.

    Conference Call

    Natus has scheduled an investor conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today. Individuals interested in listening to the conference call may do so by dialing
(800) 510-9691 for domestic callers, or (617) 614-3453 for
international callers, and entering reservation code 89915360. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (888) 286-8010 for domestic callers, or (617) 801-6888 for international callers, and entering reservation code 12373136.
    The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company's Web site for 90 days following the completion of the call.

    About Natus Medical

    Natus develops, manufactures, and markets products for the detection, treatment, monitoring, and tracking of common disorders in newborns. Natus products are marketed under well-recognized brand names such as ALGO(R), Neometrics(TM), Echo-Screen(R), and neoBLUE(TM). Headquartered in San Carlos, California, Natus markets and sells its products worldwide through a direct sales force in the U.S. and the U.K., and through distributors in over 50 other countries. Additional information about Natus Medical can be found at www.natus.com.

    This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding anticipated revenue and profitability for the full-year 2005 as well as for the second, third, and fourth quarters of 2005, and expectations regarding future growth and profitability. These statements relate to future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, our ability to control costs, and risks associated with integration of acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.
    More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q, and from time to time in other reports filed by Natus with the U.S. Securities and Exchange Commission.

    Natus(R), AABR(R), AOAE(R), ALGO(R), ALGO DataBook(R), 70/40(R), Cochlea-Scan(R), Echo-Screen(R), Ear Couplers(R), Flexicoupler(R), Jelly Tab(R), Jelly Button(R), and MiniMuffs(R) are registered trademarks of Natus. Audio-System(TM), Convert2Natus(TM), DataLink(TM), EchoLink(TM), neoBLUE(TM), Natus Elite(TM), neoBLUE mini(TM), Neometrics(TM), Metabolic Screening Database System
(MSDS)(TM), Case Management System (CMS)(TM), Voice Response System
(VRS)(TM), Web Electronic Birth Page (Web-EBP)(TM), and Accuscreen(TM) are non-registered trademarks of Natus. Solutions for Newborn Care(SM) is a non-registered service mark of Natus.


              NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                               March 31,  December 31,
                                                 2005         2004

ASSETS
Current assets:
  Cash and equivalents                          $ 26,154     $ 16,239
  Short-term investments                          11,659       19,504
  Accounts receivable, net of allowance
   for doubtful accounts of $ 472 in
   2005 and $395 in 2004                           5,426        6,640
  Inventories                                      3,474        4,347
  Prepaid expenses and other current assets          581          625
    Total current assets                          47,294       47,355

Property and equipment, net                        2,514        2,503
Goodwill, intangibles, and other assets            9,228        9,399
    Total assets                                $ 59,036     $ 59,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable                              $    616     $  1,947
  Accrued liabilities                              4,090        4,303
  Deferred revenues                                  357          279
    Total liabilities                              5,063        6,529

Commitments and contingencies                         -            -

Stockholders' equity:
  Common stock, $0.001 par value,
   120,000,000 shares authorized; shares
   issued and outstanding: 17,171,812 in
   2005 and 17,140,339 in 2004                    89,541       89,373
  Accumulated deficit                            (35,992)     (36,902)
  Accumulated other comprehensive income             424          257
    Total stockholders' equity                    53,973       52,728

    Total liabilities and
     stockholders' equity                       $ 59,036     $ 59,257


           NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
     UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except per share amounts)

                                                  Three Months Ended

                                                 Mar 31,      Mar 31,
                                                  2005         2004

Revenue                                         $  9,702     $  8,571
Cost of revenue                                    3,870        3,758
  Gross profit                                     5,832        4,813

Operating expenses:
  Marketing and selling                            2,605        2,971
  Research and development                           993          906
  General and administrative                       1,363        1,369
    Total operating expenses                       4,961        5,246

Income (loss) from operations                        871         (433)

Other income/(expense):
  Interest income                                    183           97
  Interest expense                                     -           (3)
  Other income, net                                    9           76
    Total other income/(expense)                     192          170

Income (loss) before
  provision for income tax                         1,063         (263)

Provision for income tax                             153            1

Income (loss) from continuing operations             910         (264)

Discontinued operations                                -         (183)

Net income (loss)                               $    910     $   (447)

Earnings (loss) per share:
  Basic:
    Continuing operations                       $   0.05     $  (0.02)
    Discontinued operations                     $      -     $  (0.01)
    Net income (loss)                           $   0.05     $  (0.03)

  Diluted:
    Continuing operations                       $   0.05     $  (0.02)
    Discontinued operations                     $      -     $  (0.01)
    Net income (loss)                           $   0.05     $  (0.03)

Weighted-average shares used to compute
  Basic earnings per share                        17,156       16,579
  Diluted earnings per share                      18,435       16,579

    CONTACT: Natus Medical Incorporated
             Steven J. Murphy, 650-802-0400
             InvestorRelations@Natus.com